UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 8, 2024 (January 4, 2024)

NEWELL BRANDS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9608	36-3514169
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6655 Peachtree Dunwoody Road

Atlanta, Georgia 30328

(Address of principal executive offices including zip code)

(770) 418-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1 par value per share	NWL	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.05.	Costs Associated with Exit or Disposal Activities

On January 4, 2024, the Board of Directors of Newell Brands Inc. (the “Company”) approved an organizational realignment (the “Plan”) that is expected to strengthen the Company’s front-end commercial capabilities, improve accountability, unlock operational efficiencies and cost savings, reduce complexity and free up funds for reinvestment. As part of the Plan, the Company is making the following organizational design changes: standing up a cross-functional brand management organization; realigning business unit finance to fully support the new global brand management model; further simplifying and standardizing regional go-to-market organizations; and centralizing domestic retail sales teams, the digital technology team, business-aligned accounting personnel, the Manufacturing Quality team, and the Human Resources functions into the appropriate center-led teams to drive standardization, efficiency and scale. The Company also plans to further optimize its real estate footprint and pursue other cost reduction initiatives. These actions are expected to be substantially implemented by the end of 2024.

Once organizational design changes are fully executed, the Company expects to realize annualized pre-tax savings in the range of approximately $65 million to $90 million, net of reinvestment, as a result of the Plan, with approximately $55 million to $70 million expected to be realized in 2024. The Company plans to reduce its office roles by approximately 7% in connection with the Plan, with most of these actions expected to be complete by the end of 2024. Decisions regarding the elimination of positions as well as the timing of separations are subject to local law and consultation requirements in certain countries, as well as the Company’s business needs.

The Company estimates that it will incur approximately $75 million to $90 million in restructuring and restructuring-related charges in connection with the Plan, substantially all of which are expected to be incurred by the end of fiscal 2024. These estimated charges consist primarily of $60 million to $70 million in charges related to cash severance payments and other termination benefits; $11 million to $16 million in charges associated with office space reduction and consolidation; and approximately $4 million of other charges, including those associated with employee transition and legal costs. Of the aggregate amount of charges that the Company estimates it will incur in connection with the Plan, the Company expects that approximately $70 million to $80 million will be in cash expenditures.

The estimates of the charges and expenditures that the Company expects to incur in connection with the Plan, and the timing thereof, are subject to a number of assumptions, including local law requirements in various jurisdictions, and actual amounts may differ materially from estimates.

In addition, the Company may incur other charges or cash expenditures not currently contemplated due to unanticipated events that may occur, including in connection with the implementation of the Plan.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws, including, but not limited to, statements related to the expected benefits of and timing of completion of the Plan, the pre-tax savings resulting from the Plan, the number of positions eliminated pursuant to the Plan and the expected costs, charges and cash expenditures associated with the Plan. These forward-looking statements are based upon the Company’s current plans, assumptions, beliefs, and expectations. Forward-looking statements are subject to the occurrence of many events outside of the Company’s control. Actual results and the timing of events may differ materially from those contemplated by such forward-looking statements due to numerous factors that involve substantial known and unknown risks and uncertainties. These risks and uncertainties include, among other things, the risks and uncertainties included in the Company’s reports on Forms 10-K, 10-Q and 8-K and in other filings the Company makes with the U.S. Securities and Exchange Commission from time to time, available at www.sec.gov. Forward-looking statements should be considered in light of these risks and uncertainties. Investors and others are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements contained herein speak only as of the date hereof. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWELL BRANDS INC.

Dated: January 8, 2024	By:	/s/ Mark Erceg
Mark Erceg
Chief Financial Officer